Exhibit 99.1
Nautilus Biotechnology Reports First Quarter 2023 Financial Results
SEATTLE, WA, May 2, 2023 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT; or “Nautilus”), a company pioneering a single molecule proteome analysis platform, today reported financial results for the first quarter ended March 31, 2023.
Recent Highlights

•Announced the three winners of Nautilus’ First Access Challenge, representing a diverse set of investigators and spanning a wide range of areas of study across aging, inflammatory disorders, and cancer. The winners’ samples will be run as part of Nautilus’ Early Access Program.
•The company was granted 4 new US Patents in the first quarter of 2023, raising Nautilus’ total to 12 granted US Patents.
•Total operating expenses for the first quarter of 2023 were $18.1 million, up $2.1 million compared to the first quarter of 2022 and $1.8 million above last quarter.

“In Q1 we continued to make steady progress in addressing key scientific and business milestones leading to the planned launch of our platform – instruments, reagents, and software – in mid-2024”, said Sujal Patel, CEO of Nautilus. “A critically important part of that effort is the disciplined and efficient way in which we have – and will continue to – manage our resources to maximize Nautilus’ cash runway through the planned launch, and well into 2025. We are very excited to get our platform into the hands of researchers and to see the impact their work can have on biological research and healthcare.”
First Quarter 2023 Financial Results
Operating expenses were $18.1 million for the first quarter of 2023, a 13% increase from $16.0 million for the three months ended March 31, 2022. The increase in operating expenses was driven primarily by an increase in headcount to support ongoing development of our products.
Net loss was $15.0 million for the first quarter of 2023, as compared to a net loss of $15.8 million for the corresponding prior year period.
Cash, cash equivalents, and investments were $302.0 million as of March 31, 2023.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the first quarter 2023 financial results, business developments and outlook before market open on Tuesday, May 2, 2023 at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
With its corporate headquarters in Seattle and its research and development headquarters in the San Francisco Bay Area, Nautilus is a development stage life sciences company working to create a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations with respect to any revenue timing or projections, expectations with respect to the timing of the launch of Nautilus’ product platform and full commercial availability, the functionality and performance of Nautilus’ product platform, its potential impact on providing proteome access, pharmaceutical development and drug discovery, expanding research horizons, and enabling scientific explorations and discovery, and the present and future capabilities and limitations of emerging proteomics technologies. These statements are based on numerous assumptions concerning the development of Nautilus’ products, target markets, and other current and emerging proteomics technologies, and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: Nautilus’ product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in our Annual Report on Form 10-K as well as in our Quarterly Report on Form 10-Q to be filed for the quarter ended March 31, 2023 and our other filings with the SEC. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Condensed Consolidated Balance Sheets As of March 31, 2023 and December 31, 2022 (Unaudited)

(in thousands, except share and per share amounts)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$88,505	$114,523
Short-term investments	78,843	69,948
Prepaid expenses and other current assets	3,136	2,738
Total current assets	170,484	187,209
Property and equipment, net	3,948	3,700
Operating lease right-of-use assets	35,703	28,866
Long-term investments	134,641	129,169
Other long-term assets	1,108	1,108
Total assets	$345,884	$350,052
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,266	$1,272
Accrued expenses and other liabilities	3,593	3,528
Current portion of operating lease liability	3,070	1,991
Total current liabilities	7,929	6,791
Operating lease liability, net of current portion	34,240	28,337
Total liabilities	42,169	35,128

Stockholders’ equity:
Preferred stock	—	—
Common stock	12	12
Additional paid-in capital	458,191	455,330
Accumulated other comprehensive loss	(959)	(1,854)
Accumulated deficit	(153,529)	(138,564)
Total stockholders’ equity	303,715	314,924
Total liabilities and stockholders’ equity	$345,884	$350,052

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Operations Three Months Ended March 31, 2023 and 2022 (Unaudited)

	Three months ended March 31,
(in thousands, except share and per share amounts)	2023	2022
Operating expenses
Research and development	$10,877	$9,658
General and administrative	7,183	6,364
Total operating expenses	18,060	16,022
Other income (expense), net	3,095	259
Net loss	$(14,965)	$(15,763)
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.13)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	124,590,351	124,418,580

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Cash Flows Three Months Ended March 31, 2023 and 2022 (Unaudited)

	Three Months Ended March 31,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(14,965)	$(15,763)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	385	281
Stock-based compensation	2,860	2,110
Amortization (accretion) of premium (discount) on securities, net	(669)	26
Amortization of operating lease right-of-use assets	786	525
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(513)	554
Accounts payable	53	(394)
Accrued expenses and other liabilities	65	308
Operating lease liabilities	(526)	18
Net cash used in operating activities	(12,524)	(12,335)
Cash flows from investing activities
Proceeds from maturities of securities	14,249	38,575
Purchases of securities	(27,052)	(22,912)
Purchases of property and equipment	(692)	(481)
Net cash (used in) provided by investing activities	(13,495)	15,182
Cash flows from financing activities
Proceeds from exercise of stock options	1	156
Net cash provided by financing activities	1	156
Net (decrease) increase in cash, cash equivalents and restricted cash	(26,018)	3,003

Cash, cash equivalents and restricted cash at beginning of period	115,477	186,461
Cash, cash equivalents and restricted cash at end of period	$89,459	$189,464